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                                                                      EXHIBIT 11

                          MARKWEST HYDROCARBON, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                         (000s, except per share data)



                                                          For the quarter ended
                                                              March 31, 1998
                                                          ---------------------

Net income                                                                  917

Weighted average number of outstanding shares of
  common stock                                                            8,496

Basic earnings per share                                  $                0.11
                                                          =====================

Net income                                                                  917

Weighted average number of outstanding shares of
  common stock                                                            8,496
Dilutive stock options                                                      154
                                                          ---------------------
                                                                          8,650

Earnings per share assuming dilution                      $                0.11
                                                          =====================